Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Oppenheimer Funds

We consent to the use of our reports, with respect to the financial statements and financial highlights of the predecessor funds listed in Appendix I, that are part of the Oppenheimer Funds mutual fund group, each incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP
Denver, Colorado
May 22, 2019

Appendix I

Predecessor Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Global Focus Fund	April 30, 2018	June 22, 2018
Oppenheimer Global Fund	September 30, 2018	November 21, 2018
Oppenheimer Global Multi-Asset Growth Fund	October 31, 2018	December 21, 2018
Oppenheimer Global Opportunities Fund	September 30, 2018	November 21, 2018
Oppenheimer International Equity Fund	November 30, 2018	January 22, 2019
Oppenheimer International Growth Fund	November 30, 2018	January 22, 2019
Oppenheimer International Small-Mid Company Fund	August 31, 2018	October 25, 2018